As filed with the Securities and Exchange Commission on January
30, 1996  Registration No. 33-_______


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

Registration Statement Under the Securities Act of 1933

ZEMEX CORPORATION
(Exact name of issuer as specified in its charter)

Delaware                         13-5496920
(State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

Canada Trust Tower, BCE Place
161 Bay Street, Suite 3750,
Toronto, Ontario, Canada, M5J 2S1
(Address of Principal Executive Offices, including Postal Code)


ZEMEX CORPORATION 1995 STOCK OPTION PLAN
(Full title of the plan)
___________________________________


Patricia K. Moran
Assistant Secretary-Treasurer
ZEMEX CORPORATION
Canada Trust Tower, BCE Place
161 Bay Street, Suite 3750
Toronto, Ontario, M5J 2S1, Canada
(416) 365-8080
(Name, address, and telephone number of agent for service)


Calculation of Registration Fee


Title of   Amount    Proposed        Proposed        Amount
Securities to be     maximum         maximum         of
to be      register  offering price  aggregate       registra
registered ed        per share*      offering        tion fee
                                     price*


Capital
Stock
par value  100,000   $9.625 per      $1,000,000      $331.90
$1.00      shares    share

* Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Capital Stock as reported on the New York Stock Exchange consolidated reporting system on January 26, 1996.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

The following documents, which have been filed previously with the Securities and Exchange Commission (the "Commission") (Commission File No. 1-228) by the Corporation pursuant to the Securities Exchange Act of 1934, as amended, are incorporated herein by reference in this Registration Statement:

(a)the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

(b)the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

(c)the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

(d)the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; and

(e)the description of capital stock set forth in Item 4 of the Registration Statement on Form 8-B filed by Pacific Tin
   Consolidated Corporation (the former name of the Corporation) on April 30, 1986.

All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

Not applicable.


Item 6.   Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person.

Article VIII of the Corporation's articles of incorporation, as amended, reads as follows:

          The Corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses
          (including attorneys' fees) incurred in
          defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the fullest extent and under the circumstances permitted by Delaware law. The
          Corporation may purchase and maintain
          insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of the Article VIII. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of
          Incorporation, any by-law, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this
          Article VIII shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or be resolution of general application. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Subject to certain exceptions, the directors, all corporate officers and any employees working in conjunction therewith and the heirs, assigns and estates of such directors, officers and employees of the Corporation are insured against claims made against them, including claims arising under the Securities Act of 1933, and caused by negligent acts, errors, omissions or breaches of duty while acting in their capacities as such directors or officers, and the Corporation is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Corporation.


Item 7.   Exemption from Registration Claimed

Not applicable.


Item 8.   Exhibits

The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

Exhibit No.  Description of Exhibit

3(a)         Amended and Restated Certificate of
             Incorporation (Incorporated by reference from
             Exhibit A of the Corporation's Definitive Proxy
             Statement, filed on March 29, 1995)

3(b) By-laws (incorporated by reference to Exhibit 3 to the Corporation's Quarterly Report on Form
             10-Q for the quarter ended March 31, 1988)

5 Opinion of Davis, Graham & Stubbs, L.L.C. as to the legality of the securities to which this registration statement relates

24(a)        Consent of Davis, Graham & Stubbs (contained in
             Exhibit 5)

24(b)        Consent of Deloitte & Touche, Toronto, Ontario

25           Powers of Attorney (see "Signatures")

99           Zemex Corporation 1995 Stock Option Plan
             (incorporated by reference to Exhibit A to the Corporation's Definitive Proxy Statement, filed on March 29, 1995)


Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, the Province of Ontario, on January 22, 1996.


                                ZEMEX CORPORATION
                                (Registrant)



                                By:/s/RICHARD L. LISTER
                                      Richard L. Lister
                                      President and Chief
                                      Executive Officer


Each of the undersigned hereby appoints Richard L. Lister and Allen J. Palmiere and each of them severally, his true and lawful attorneys to execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.



/s/PETER LAWSON-JOHNSTON        Chairman of the Board
Peter Lawson-Johnston           and Director



/s/RICHARD L. LISTER            President, Chief Executive Officer
Richard L. Lister               and Director (Principal Executive
                                Officer)



/s/PAUL A. CARROLL              Director
Paul A. Carroll



/s/ MORTON A. COHEN             Director
Morton A. Cohen



/s/JOHN M. DONOVAN              Director
John M. Donovan



/s/THOMAS B. EVANS, JR.         Director
Thomas B. Evans, Jr.



                                Director
Ned Goodman



/s/PATRICK H. O'NEILL           Director
Patrick H. O'Neill



/s/WILLIAM J. VANDEN HEUVEL     Director
William J. vanden Heuvel



/s/ALLEN J. PALMIERE            Vice President, Chief Financial Officer
Allen J. Palmiere               and Assistant Secretary (Principal
                                Financial and Accounting Officer)


            EXHIBIT INDEX


Exhibit No. Description of Exhibit             Page
                                               No.

3(a)        Amended and Restated Certificate
            of Incorporation (incorporated by
            reference from Exhibit A of the
            Corporation's Definitive Proxy
            Statement, filed on March 29,
            1995)

3(b)        By-laws (incorporated by
            reference to Exhibit 3 to the
            Corporation's Quarterly Report on
            Form 10-Q for the quarter ended
            March 31, 1988)

5           Opinion of Davis, Graham &
            Stubbs, L.L.C. as to the legality
            of the securities to which this
            registration statement relates

24(a)       Consent of Davis, Graham &
            Stubbs, L.L.C. (contained in
            Exhibit 5)

24(b)       Consent of Deloitte & Touche,
            Toronto, Ontario

25          Powers of Attorney (see
            "Signatures")

99          Zemex Corporation 1995 Stock
            Option Plan (incorporated by
            reference to Exhibit A  to the
            Corporation's Definitive Proxy
            Statement, filed on March 29,
            1995)